UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg
(Address of Principal Executive Offices)

Not Applicable

(Zip Code)

(352) 45-62-62

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Agreement

Agreement and Plan of Merger

As previously disclosed, on March 25, 2021, Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”), South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”) formed by an affiliate of Wise Road Capital LTD (“Wise Road”), and Michigan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, among other things, and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing its corporate existence under the General Corporation Law of the State of Delaware as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. In connection with the Merger, the Company filed its definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on May 7, 2021 (as amended and supplemented, the “Proxy Statement”).

On August 23, 2021, the Company, Parent and Merger Sub entered into a letter agreement (the “Letter Agreement”) pursuant to which the parties agreed to make certain technical amendments to the Merger Agreement to: (1) add Section 6.1(a) of the Merger Agreement (the condition that the Merger Agreement shall have been duly adopted by the Requisite Company Vote (as defined in the Merger Agreement) at a duly called Company Stockholders Meeting (as defined in the Merger Agreement)) as an exception to the requirement that all conditions set forth in Section 6.1 of the Merger Agreement be satisfied or waived as of 11:59 p.m. (New York time) on the applicable Termination Date (as defined in the Merger Agreement) in order for such Termination Date to be extended pursuant to Sections 7.2(a)(ii), (iii), (iv) and (v) of the Merger Agreement, and (2) replace the words “initial Termination Date” in two places in Section 1.2 of the Merger Agreement with “the date that would have been the Termination Date absent the extension referred to in this sentence”. The foregoing amendments were made to ensure that the Termination Date may be extended pursuant to Section 7.2(a) of the Merger Agreement, notwithstanding that the condition regarding the Requisite Company Vote may not be satisfied prior to the Termination Date, and to clarify that the “initial Termination Date” referenced in Section 1.2 of the Merger Agreement means the Termination Date as may be extended pursuant to Section 7.2(a) of the Merger Agreement (which may be further extended pursuant to Section 1.2 of the Merger Agreement). Other than the foregoing amendments, the terms and conditions of the Merger Agreement remain unchanged, including that the adoption of the Merger Agreement by the Requisite Company Vote is a condition to the consummation of the Merger.

The foregoing description of the Letter Agreement is qualified in its entirety by the full text of the Letter Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The Letter Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Wise Road, Parent, Merger Sub or their respective subsidiaries or affiliates.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving the Company and Wise Road. In connection with the proposed transaction, the Company has filed relevant materials with the SEC, including the Proxy Statement. Promptly after filing the Proxy Statement with the SEC, the Company mailed the Proxy Statement and a proxy card to each shareholder of the Company entitled to vote at the special meeting relating to the proposed transaction. As announced in the Company’s Form 8-K filed with the SEC on June 16, 2021, the Company received the Interim Order from the U.S. Department of Treasury on behalf of CFIUS on June 15, 2021. In light of the Interim Order, the Company has postponed the special meeting relating to the proposed transaction, which was scheduled to be held at 8:00 p.m. Eastern time on June 17, 2021, pending further developments with respect to the Interim Order. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION,

SHAREHOLDERS OF MAGNACHIP ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT MAGNACHIP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials in connection with the proposed transaction, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.magnachip.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. The Board and the Company’s executive officers are, and certain employees may be, deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction. Information regarding the names of such persons and their respective interests in the proposed transaction, by securities holdings or otherwise, are set forth in the Proxy Statement. Additional information regarding these individuals is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021, and Annual Report Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on April 30, 2021. To the extent the Company’s directors and executive officers or their holdings of the Company’s securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at the Company’s website at www.magnachip.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. Statements that are not historical or current facts, including statements about beliefs and expectations and statements relating to the proposed transaction among the Company and Wise Road and expressions of confidence, are forward-looking statements. These forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “will be,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe(s),” “intend,” “predict,” “potential,” “future,” “strategy,” “opportunity” and similar words or phrases or the negatives of these words or phrases. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including, but not limited to: the possibility that any or all of the conditions precedent to the consummation of the proposed transaction, including, the receipt of shareholder and regulatory approvals, may not be satisfied or waived; unanticipated difficulties or expenditures relating to the proposed transaction; that the transaction may not be completed in a timely manner or at all; the occurrence of any event, change or circumstance that could give rise to the termination of the Merger Agreement with respect to the proposed transaction with Wise Road; the diversion of and attention of management of the Company on transaction-related issues; legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Board and the Company’s executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, suppliers, business partners and regulators to the announcement of the proposed transaction; and other risks and uncertainties and the factors identified under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and updated in subsequent reports filed by the Company with the SEC. These reports are available at www.magnachip.com or www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description

2.1	Letter Agreement, dated as of August 23, 2021, by and among South Dearborn Limited, Michigan Merger Sub, Inc., and Magnachip Semiconductor Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2021

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Chief Compliance Officer, General Counsel and Secretary

Exhibit 2.1

EXECUTION VERSION

LETTER AGREEMENT

August 23, 2021

VIA EMAIL

Magnachip Semiconductor Corporation

c/o Magnachip Semiconductor, Ltd.

VPLEX Bldg., 15F

501 Teheran-ro, Gangnam-gu

Seoul 06168, Republic of Korea

Attention: Theodore S. Kim, General Counsel

Email: theodore.kim@magnachip.com

cc:	Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Ross A. Fieldston

                            Jeffrey D. Marell

Email: rfieldston@paulweiss.com

                      jmarell@paulweiss.com

Re: Extension of Termination Date; Company Stockholders Meeting

Dear Sir:

This Letter Agreement (this “Letter Agreement”) is made in reference to that certain Agreement and Plan of Merger, dated as of March 25, 2021 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”), Michigan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, the Company and Parent desire to ensure that the Termination Date may be extended pursuant to Section 7.2(a) of the Merger Agreement notwithstanding that the Company Stockholders Meeting has not yet occurred and accordingly the condition regarding the Requisite Company Vote may not be satisfied prior to the initial Termination Date;

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1

1. Termination Date. The words “(other than with respect to the Specified Circumstance)” in clauses “(ii),” “(iii),” “(iv)” and “(v)” of
Section 7.2(a) of the Merger Agreement shall be replaced with “(other than: (A) Section 6.1(a); and (B) with respect to the Specified Circumstance)”.

2. Closing. The words “initial Termination Date” in two places in Section 1.2 of the Merger Agreement shall be replaced with “the date that would have been the Termination Date absent the extension referred to in this sentence”.

3. Ratification of the Merger Agreement. Except as otherwise expressly provided herein, all of the terms and conditions of the Merger Agreement are ratified and shall remain unchanged and continue in full force and effect.

4. Counterparts. This Letter Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement.

5. Governing Law. This Letter Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, this Letter Agreement has been executed as of the date first above written.

PARENT:

SOUTH DEARBORN LIMITED

By:	/s/ Zhang Yuanjie
Name: Zhang Yuanjie
Title: Director

MERGER SUB:

MICHIGAN MERGER SUB, INC.

By:	/s/ Zhang Yuanjie
Name: Zhang Yuanjie
Title: Director

[Signature Page to Letter Agreement]

ACKNOWLEDGED AND AGREED:
COMPANY:

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
Name: Theodore Kim
Title: Chief Compliance Officer, General Counsel and Secretary